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                                                                   EXHIBIT 23.1

The Board of Directors
Logility, Inc.

  We consent to incorporation by reference in the registration statement (No. 333-47023) on Form S-8 of Logility, Inc. of our reports dated June 19, 1998, relating to the combined balance sheets of Logility, Inc. as of April 30, 1998 and 1997, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended April 30, 1998, and related schedule, which reports appear in the April 30, 1998, annual report on Form 10-K of Logility, Inc.

                                          KPMG Peat Marwick

Atlanta, Georgia
July 24, 1998